UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August  19, 2008
Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES
(Exact name of registrant as specified in its charter)

Illinois (State or other Jurisdiction of Incorporation)	1-2189 (Commission File Number)	36-0698440 (I.R.S. Employer Identification No.)

100 Abbott Park Road
Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (847) 937-6100

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  —  Costs Associated with Exit or Disposal Activities.

On August 19, 2008, Abbott approved a plan to streamline global manufacturing operations, reduce overall costs, and improve efficiencies in Abbott’s core diagnostic business. Actions have been identified and will be implemented within the next four years. When complete, this plan is expected to yield annual pre-tax savings of more than $150 million.

                These actions will result in pre-tax charges of approximately $370 million over the next several years based on the timing of events, including the transfer of product manufacturing to other Abbott facilities.  These charges include employee-related costs of approximately $110 million, accelerated depreciation of approximately $75 million, and other related exit costs of approximately $185 million mainly related to product transfers. Total non-cash charges will be approximately $115 million, primarily reflecting the accelerated deprecation noted above.  The employee-related costs and approximately $145 million of other exit costs will require the outlay of cash.

Approximately $150 million of charges are forecast to occur in the second half of 2008, with roughly $140 million projected in the third quarter.  The remainder of the charges will occur through 2011 as a result of product re-registration timelines required under manufacturing regulations in a number of countries and product transition timelines.

Private Securities Litigation Reform Act of 1995  —

A Caution Concerning Forward-Looking Statements

Some statements in this Form 8-K may be forward-looking statements for the purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to Abbott’s Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 2007, and in Item 1A, “Risk Factors,” to Abbott’s Quarterly Report on Securities and Exchange Commission Form 10-Q for the quarter ended June 30, 2008, and are incorporated by reference.  Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abbott Laboratories

Date: August 19, 2008

	By:	/s/ Thomas C. Freyman
Thomas C. Freyman Executive Vice President, Finance and Chief Financial Officer